   THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED
PURSUANT TO
RULE 901(d) OF REGULATION S-T

=====================================================================


                    FORM T-1

      SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C.  20549

  STATEMENT OF ELIGIBILITY UNDER THE TRUST
  INDENTURE ACT OF 1939 OF A CORPORATION
      DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE
     ELIGIBILITY OF A TRUSTEE PURSUANT TO
           SECTION 305(b)(2)    |__|

             --------------------

             THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)


New York                                 13-5160382
(State of incorporation               (I.R.S. employer
if not a U.S. national bank)         identification no.)

48 Wall Street, New York, N.Y.                 10286
(Address of principal executive offices)     (Zip code)


             --------------------

            CMS ENERGY CORPORATION
(Exact name of obligor as specified in its charter)


Michigan                                            38-2726431
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification no.)

Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, Michigan                                      48126
(Address of principal executive offices)             (Zip code)

            ______________________

                Debt Securities
      (Title of the indenture securities)


=====================================================================

1. General information.  Furnish the following information as to the
Trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------
         Name                                                Address
--------------------------------------------------------------------------

   Superintendent of Banks of the               2 Rector Street, New York,
   State of New York    N.Y.  10006                Albany, N.Y.  12203

   Federal Reserve Bank of New York             33 Liberty Plaza,
                                                   New York,  N.Y.  10045

   Federal Deposit Insurance Corporation        Washington, D.C.  20429

   New York Clearing House Association          New York, New York   10004

   (b)   Whether it is authorized to exercise corporate trust powers.

   Yes.

2. Affiliations with Obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.  (See Note on page 3.)

16.   List of Exhibits.

   Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

   1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

   4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

   6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

   7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                     NOTE


   Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

   Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                   SIGNATURE



   Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of December, 1996.


                    THE BANK OF NEW YORK



                    By:     /S/MARY LAGUMINA
                       ---------------------------------
                       Name:  MARY LAGUMINA
                       Title: ASSISTANT VICE PRESIDENT

                   EXHIBIT 7

                                                     EXHIBIT 7

      Consolidated Report of Condition of

             THE BANK OF NEW YORK

    of 48 Wall Street, New York, N.Y. 10286
    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                   Dollar Amounts
ASSETS                                              in Thousands
Cash and balances due from depos-
   itory institutions:
   Noninterest-bearing balances and
   currency and coin                                $ 3,650,068
   Interest-bearing balances                            738,260
Securities:
   Held-to-maturity securities                          784,969
   Available-for-sale securities                      2,033,407
Federal funds sold and securities
   purchased under agreements to
   resell in domestic offices of the bank:
Federal funds sold                                    3,699,232
Securities purchased under
   agreements to resell                                  20,000
Loans and lease financing
   receivables:
   Loans and leases, net of unearned
      income                                         28,109,045
   LESS: Allowance for loan and
      lease losses                                      586,658
   LESS: Allocated transfer risk
      reserve                                               429
   Loans and leases, net of unearned
      income, allowance, and reserve                 27,521,958
Assets held in trading accounts                         678,844
Premises and fixed assets (including
   capitalized leases)                                  608,217
Other real estate owned                                  50,599
Investments in unconsolidated
   subsidiaries and associated
   companies                                            235,670
Customers' liability to this bank on
   acceptances outstanding                              904,948
Intangible assets                                       450,230
Other assets                                          1,299,464
                                                    -----------
Total assets                                        $42,675,866
                                                    ===========

LIABILITIES
Deposits:
   In domestic offices                             $19,223,050
   Noninterest-bearing                               7,675,758
   Interest-bearing                                 11,547,292
   In foreign offices, Edge and
   Agreement subsidiaries, and IBFs                 11,527,685
   Noninterest-bearing                                  48,502
   Interest-bearing                                 11,479,183
Federal funds purchased and secu-
   rities sold under agreements to re-
   purchase in domestic offices of
   the bank and of its Edge and
   Agreement subsidiaries, and in
   IBFs:
   Federal funds purchased                          1,498,351
   Securities sold under agreements
      to repurchase                                   126,974
Demand notes issued to the U.S.
   Treasury                                           231,865
Trading liabilities                                   479,390
Other borrowed money:
   With original maturity of one year
      or less                                       2,521,578
   With original maturity of more than
      one year                                         20,780
Bank's liability on acceptances exe-
   cuted and outstanding                              905,850
Subordinated notes and debentures                   1,020,400
Other liabilities                                   1,543,657
                                                  -----------
Total liabilities                                  39,099,580
                                                  ===========

EQUITY CAPITAL
Common stock                                          942,284
Surplus                                               525,666
Undivided profits and capital
   reserves                                         2,124,231
Net unrealized holding gains
   (losses) on available-for-sale
   securities                                         (8,063)
Cumulative foreign currency transla-
   tion adjustments                                   (7,832)
                                                  -----------
Total equity capital                                3,576,286
                                                  ===========
Total liabilities and equity
   capital                                        $42,675,866
                                                  ===========


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

         Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve Sys-tem and is true and correct.


   J. Carter Bacot
   Alan R. Griffith    }     Directors
   Thomas A. Renyi